U.S. GEOTHERMAL INC. REPORTS FOURTH QUARTER AND YEAR-END 2017
RESULTS

Highlights

•	21st consecutive quarter of positive Cash Flow from Operations and EBITDA
•	Entered into definitive agreement to be acquired by Ormat Technologies, Inc. for $5.45 in cash per share
•	Reached agreement to acquire the remaining partnership interest in Raft River Power Plant and now own 100% of the project

BOISE, Idaho, March 8, 2018 -- U.S. Geothermal Inc. (the "Company") (NYSE American: HTM), a leading and profitable renewable energy company focused on the development, production, and sale of electricity from geothermal energy, announced today its financial and operating results for the fourth quarter and full year ended December 31, 2017 and highlighted notable achievements in 2017. This earnings release should be read in conjunction with U.S. Geothermal's financial statements, and management's discussion and analysis ("MD&A"), which are available on the Company's website at www.usgeothermal.com and have been posted at the U.S. Securities and Exchange Commission website at www.sec.gov. The Company will not be conducting a conference call associated with this earnings announcement.

Summary of Financial Results*
(in millions except per share amounts)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	Dec. 31, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016
Operating Revenue	$10.50	$10.58	$32.10	$31.48
EBITDA	$4.93	$6.24	$12.65	$14.98
Net Income (Loss)	$0.15	$2.52	$(0.45)	$3.59
Net Income (Loss) Attributable to U.S. Geothermal	$(0.26)	$0.95	$(2.27)	$0.46
Per Share	$(0.01)	$0.05	$(0.12)	$0.02

* Refer to Appendix for further detail on EBITDA, Adjusted EBITDA, and Net Income, As Adjusted.

Operating Revenue in 2017 was $32.10 million, compared to $31.48 million in 2016. EBITDA in 2017 was $12.65 million compared to $14.98 million in 2016. Net Income (loss) in 2017 was $(0.45) million, compared to $3.59 million in 2016. Net income (loss) attributable to U.S. Geothermal in 2017 was $(2.27) million, or $(0.12) per share, compared to $0.46 million, or $0.02 per share in the prior year period.

Website: www.usgeothermal.com	NYSE MKT: HTM

On a quarterly basis, Operating Revenue for the fourth quarter of 2017 was $10.50 million, compared to $10.58 million for the prior year period. EBITDA was $4.93 million for the fourth quarter of 2017 compared to $6.24 million for the prior year period. Net Income (loss) for the fourth quarter of 2017 was $0.15 million, compared to $2.52 million in the prior year period. Net income (loss) attributable to U.S. Geothermal for the fourth quarter of 2017 was $(0.26) million, or $(0.01) per share, compared to $0.95 million, or $0.05 per share in the prior year period.

"While we made up a significant amount of the generation lost due to the mechanical issues suffered at two of our plants earlier in the year, the repair costs and the non-recurring costs negatively impacted our financial results for the year," said Douglas Glaspey, Interim Chief Executive Officer. "We remain on schedule to close the previously announced merger agreement with Ormat Technologies, Inc. and expect the transaction to close in the second quarter of 2018.”

DEVELOPMENT PROJECTS UPDATE

•

Successfully completed multi-well flow test at the recently drilled Southwest Zone wells at San Emidio II. Flowing temperature from the three wells ranged from 319°F to 325°F. Test results confirm resource estimate of 25 megawatts (at 90% probability) up to 47 megawatts (at 50% probability).

•	El Ceibillo development project awarded $3.42 million grant from the German Development Facility for Latin America for further production drilling.
•	U.S. Trade and Development Agency (USTDA) awarded a $825,319 grant to U.S. Geothermal Guatemala S.A. to provide funding for a feasibility study on the El Ceibillo development project.
•	Company continues to respond to RFPs/RFOs from potential customers in order to secure power purchase agreements.

NOTABLE FOURTH QUARTER 2017 HIGHLIGHTS AND ACHIEVEMENTS

Operations:

•

The addition of a new production well (RRG-5) and an upgraded injection pump resulted in a total annual average increase of 1.6 net megawatts of generation at Raft River which should result in approximately $1 million additional revenue in 2018.

•

Approved an enhancement program to increase generation at the San Emidio I project by drilling a new production well. The drilling permit was approved by the BLM, which will be a twin of an existing observation well.

•	Generated a fleet wide total of 95,417 megawatt hours for the quarter, as compared to 97,879 megawatt hours in the 4th quarter of 2016.
•	Generation from all facilities totaled 323,832 megawatt hours for 2017, as compared to 326,601 megawatt hours in 2016.

Strategic:

•

Entered into definitive agreement to be acquired by Ormat Technologies, Inc. for $5.45 in cash per share. For additional information regarding the merger agreement, please reference the press release the Company issued on January 24, 2018.

Cash Management:

•	Ended the fourth quarter of 2017 with $235.7 million in Total Assets, Cash and Cash Equivalents of $16.6 million (Company share of $14.6 million), and Restricted Cash of $23.6 million.

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste250, Boise, ID 83706	208–424–1027
www.usgeothermal.com

About U.S. Geothermal Inc.:
U.S. Geothermal Inc. is a leading and profitable renewable energy company focused on the development, production and sale of electricity from geothermal energy. The Company is currently operating geothermal power projects at Neal Hot Springs, Oregon, San Emidio, Nevada and Raft River, Idaho for a total power generation of approximately 39 MWs. The Company is also developing an additional estimated 115 MWs of projects at: the Geysers, California; a second phase project at San Emidio, Nevada; at Crescent Valley, Nevada; and the El Ceibillo project located near Guatemala City, Guatemala.

Please visit our Website at: http://www.usgeothermal.com

The information provided in this news release may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995. Readers are cautioned to review the risk factors identified by the company in its filings with United States Securities and Exchange Commission. All statements, other than statements of historical fact, included herein, without limitation, statements relating to the staffing of executive positions, development schedules or estimated resources of U.S. Geothermal, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; interpretation of the results of well tests; project development; resource megawatt capacity; capital expenditures; timelines; strategic plans; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from U.S. Geothermal's expectations include the uncertainties involving the availability of financing in the debt and capital markets; uncertainties involved in the interpretation of results of well tests; the need for cooperation of government agencies in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction; unexpected cost increases, which could include significant increases in estimated capital and operating costs; and other risks and uncertainties disclosed in U.S. Geothermal's Annual Report on Form 10-K for the year ended December 31, 2017 filed with the United States Securities and Exchange Commission and Canadian securities regulatory authorities and in other U.S. Geothermal reports and documents filed with applicable securities regulatory authorities from time to time. Forward-looking statements are based on management's expectations, beliefs and opinions on the date the statements are made. U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management's expectations, beliefs, or opinions, or other factors, should change.

The NYSE American does not accept responsibility for the adequacy of this release.

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. In connection with the proposed merger, the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”) and other governmental or regulatory authorities, including a definitive proxy statement. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. The definitive proxy statement and certain other relevant materials (when they become available) and other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain copies of these documents (when they become available) free of charge by written request to U.S. Geothermal Inc., 390 E Parkcenter Blvd, Suite 250, Boise, Idaho 83706, or by calling (208) 424-1027.

Participants in the Solicitation

The Company, its directors and certain executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of the Company and the number of the Company’s shares of common stock beneficially owned by such persons is set forth in the preliminary proxy statement for the Company’s Special Meeting of Shareholders which was filed with the SEC on March 2, 2018. To the extent holdings of the Company’s securities have changed since the amounts set forth in such preliminary proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Change in Beneficial Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at http://www.sec.gov. INVESTORS MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF THE COMPANY, ITS DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER BY READING THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER WHEN IT BECOMES AVAILABLE.

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste250, Boise, ID 83706	208–424–1027
www.usgeothermal.com

(see appendix below)

 APPENDIX

GROSS PROFIT IMPACTS

Additional year-over-year financial impacts in 2017 totaled $1.50 million ($0.06 million in Q4). Impacted items included:

•	Non-recurring expense of approximately $1.50 million related to the severance provision of the former CEO’s contract and legal costs related to the Special Committee.

The below table summarizes revenues for 2017 and 2016 and reflects seasonality by quarter of our generation and corresponding revenues.

OPERATING REVENUE BY	Q1	Q2	Q3	Q4
QUARTER
(in millions)

2017	$8.44	$6.31	$6.81	$10.50
2016	$8.50	$5.66	$6.73	$10.58

RECONCILIATION OF NON-GAAP TERMS:
In addition to these financial results reported in accordance with GAAP, the Company has provided certain non-GAAP financial information to aid investors in better understanding the Company’s performance. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. These non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. The following tables provide a reconciliation of the EBITDA, EBITDA Adjusted, and Net Income Adjusted; presented for both the Consolidated financials as well as Attributable to U.S. Geothermal only (consolidated less minority interest).

EBITDA is calculated as net income before interest, income taxes, depreciation and amortization, and is not a measurement of financial performance or liquidity under generally accepted accounting principles in the United States. EBITDA is presented as a metric commonly used by securities analysts, investors and other interested parties in the evaluation of a company’s ability to service and/or incur debt.

Adjusted EBITDA reflects EBITDA adjusted to exclude discretionary exploration costs, non-cash stock compensation as well as the value assigned to stock options granted, and write-off of discontinued exploration activities and other large non-recurring items.

Net Income, As Adjusted reflects Net Income before Tax and other large non-recurring items and is provided to support year over comparisons. The Company recognized a Deferred Tax Asset starting in 2015, and though tax amounts are now reflected in our Financials as required by GAAP, any current tax obligation is offset by a reduction in the recognized Deferred Tax Asset.

U.S. GeothermalI nc.	390 E Parkcenter Blvd, Ste250, Boise, ID 83706	208–424–1027
www.usgeothermal.com

Consolidated Summary of Financial Results

Three Months and Twelve Months Ended December 31, 2017 and December 31, 2016
(in millions)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	Dec. 31, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016
Net Income (loss)	$0.15	$2.52	$(0.45)	$3.59
Interest	$1.19	$1.21	$4.76	$4.43
Income Tax Expense	$2.01	$0.88	$1.86	$0.58
Depreciation & Amortization	$1.58	$1.63	$6.48	$6.38
EBITDA	$4.93	$6.24	$12.65	$14.98
Exploration costs, Stock based comp.	$0.09	$0.19	$0.81	$1.09
Non-recurring Expenses	$0.06	$0.00	$1.50	$0.99
Adjusted EBITDA	$5.08	$6.43	$14.96	$17.06

Net Income, As Adjusted

(Consolidated)
(in millions, except per share amounts)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	Dec. 31, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016
Net Income (loss)	$0.15	$2.52	$(0.45)	$3.59
Income Tax Expense	$2.01	$0.88	$1.86	$0.58
Non-recurring Expenses	$0.06	$0.00	$1.50	$0.99
Net income, As Adjusted	$2.22	$3.40	$2.91	$5.16

ATTRIBUTABLE TO U.S. GEOTHERMAL (Consolidated less Minority Interests):

Summary of Financial Results
(Attributable to U.S. Geothermal)
(in millions)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	Dec. 31, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016
Net Income (loss)	$(0.26)	$0.95	$(2.27)	$0.46
Interest	$1.04	$1.05	$4.14	$3.78
Income Tax Expense	$2.01	$0.88	$1.86	$0.58
Depreciation & Amortization	$0.79	$0.81	$3.25	$3.26
EBITDA	$3.58	$3.69	$6.98	$8.08
Exploration costs, Stock based comp.	$0.09	$0.19	$0.81	$1.09
Non-recurring Expenses	$0.06	$0.00	$1.50	$0.99
Adjusted EBITDA	$3.73	$3.88	$9.29	$10.16

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste250, Boise, ID 83706	208–424–1027
www.usgeothermal.com

Net Income, Attributable to U.S. Geothermal

As Adjusted
(in millions, except per share amounts)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	Dec. 31, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016
Net Income (loss) Attributable to U.S. Geothermal	$(0.26)	$0.95	$(2.27)	$0.46
Income Tax Expense	$2.01	$0.88	$1.86	$0.58
Non-recurring Expenses	$0.06	$0.00	$1.50	$0.99
Net Income (loss) Attributable to U.S. Geothermal, As Adjusted	$1.81	$1.83	$1.09	$2.03

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U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste250, Boise, ID 83706	208–424–1027
www.usgeothermal.com